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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-145206 on Form S-3 and Registration Statement Nos. 333-30847, 333-57952, 333-101233, 333-107111, 333-119042 and 333-145218 on Form S-8 of our reports dated March 4, 2008 relating to the consolidated financial statements and financial statement schedule of Epiq Systems, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in accounting for stock-based compensation upon adoption of Financial Accounting Standards Board Statement No. 123(R), "Share-Based Payment" and the change in accounting for uncertainty in income taxes upon adoption of Financial Accounting Standards Board Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of Financial Accounting Standard No. 109") and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Epiq Systems, Inc. and subsidiaries for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP
Kansas City, Missouri
March 4, 2008

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  Exhibit 23.1